Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (File No. 333-43573) and prospectus supplement of our reports dated January 15, 1999 included in Hospitality Properties Trust's Form 8-K dated February 11, 1999 and to all references to our Firm included in this registration statement.

                                           /s/ Arthur Andersen LLP

Washington, D.C.
March 22, 1999